                                                                    EXHIBIT 99.1

                               (KIRKLAND'S LOGO)
--------------------------------------------------------------------------------
                                                                    News Release
Contact:   Rennie Faulkner
           Executive Vice President & CFO
           (731) 668-2444


                    KIRKLAND'S REPORTS SECOND QUARTER RESULTS


JACKSON, Tenn. (August 26, 2004)-- Kirkland's, Inc. (NASDAQ/NM: KIRK) today reported financial results for the 13-week and 26-week periods ended July 31, 2004.

         Net sales for the 13 weeks ended July 31, 2004, increased 7.3% to $84.7 million from $79.0 million for the 13 weeks ended August 2, 2003. Comparable store sales for the second quarter of fiscal 2004 decreased 3.4% compared with a 0.9% decrease for the second quarter of fiscal 2003. The Company reported a net loss of $2.7 million, or $0.14 per diluted share, for the second quarter of fiscal 2004 compared with net income of $764,000, or $0.04 per diluted share for the second quarter of fiscal 2003.

         Net sales for the 26 weeks ended July 31, 2004, increased 9.8% to $167.3 million from $152.4 million for the 26 weeks ended August 2, 2003. Comparable store sales for the first half of 2004 decreased 1.0% compared with a 1.9% increase in the prior-year period. The Company reported a net loss of $1.8 million, or $0.09 per diluted share, for the first half of 2004 compared with net income of $1.9 million, or $0.10 per diluted share, for the prior-year period.

         Robert E. Alderson, Kirkland's President and Chief Executive Officer, said, "Our final results for the quarter were in line with the revised expectations we issued in July. Consistent with trends that began in late April, the second quarter was characterized by weak customer traffic and lower transaction volumes compared with a year ago. Such results point to the need for new ideas and initiatives in merchandising and marketing. Recent additions to our merchandising and marketing teams, along with our search for a senior merchandising executive, are significant and positive steps in that direction. Efforts are already underway to improve buying and planning practices and to provide a more focused merchandise offering. We also will communicate more frequently with our customers, as we seek to renew the excitement and enthusiasm that has long made Kirkland's a favored destination for stylish home decor at great prices."

Third Quarter and Fiscal 2004 Outlook

         The Company issued guidance for the third quarter ending October 30, 2004, of a net loss of $0.10 to a net loss of $0.15 per diluted share, compared with earnings of $0.10 per diluted share in the prior-year period. Net sales are expected to be $82 million to $86 million, with a comparable store sales decrease of 10% to 15% compared with an increase of 2.7% in the prior-year period.


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           805 N. Parkway - Jackson, Tennessee 38305 - (731) 668-2444

KIRK Reports Second Quarter Results
Page 2
August 26, 2004


         Based on its third quarter guidance and current business outlook, the Company now expects to report earnings for fiscal 2004 in a range of $0.45 to $0.55 per diluted share and net sales of approximately $395 million to $405 million. Comparable store sales are estimated to be down 2% to 5% when compared with the prior year. The Company's fiscal 2004 estimate includes 50 to 55 new store openings and 10 to 15 store closings as well as the collective impact of transition costs relating to the Company's new distribution center and the implementation of a wide-area network linking the Company's stores and corporate headquarters.

         Mr. Alderson commented, "Sales thus far in August have slowed considerably in comparison to the trends we experienced in the second quarter. Customer traffic remains a concern, particularly in our mall stores, and our current inventory mix does not position us well against strong merchandise events that we ran during last year's third quarter. Accordingly, we are not optimistic that we can produce positive comparable store sales in the near term. On a more positive note, our aggressive markdown stance during June and July has left our inventories in good shape, and the real estate team has kept our development plan on track for a net increase of 40 stores during fiscal 2004.

         "Our merchandising, marketing, store operations and logistics teams are committed to reversing these business trends as rapidly as possible and improving the productivity of our new distribution center to optimally support our stores for the fourth quarter. While we hope to accomplish much over the next several months, it is difficult to definitively predict at this point when we will see tangible results. We have therefore adopted a cautious outlook for the balance of the year.

         "Looking ahead to fiscal 2005, Kirkland's continues to be a sound concept with tremendous growth potential. We are confident in our real estate strategy, and we expect significant benefits from the modernization of our supply chain and other initiatives to address the inconsistent sales and margin results that have characterized our business for the past 18 months."

Investor Conference Call and Web Simulcast

         Kirkland's will conduct a conference call on August 26, 2004, at 10:00 a.m. EDT to discuss the second quarter earnings release and other Company developments, including the outlook for fiscal 2004. The number to call for this interactive teleconference is (913) 981-5508. A replay of the conference call will be available until September 2, 2004, by dialing (719) 457-0820 and entering the passcode, 530360.

         Kirkland's will also host a live broadcast of its conference call on August 26, 2004, 10:00 a.m. EDT online at the Company's website, www.kirklands.com, as well as http://phx.corporate-ir.net/playerlink.zhtml?c=131653&s=wm&e=922452. The webcast replay will follow shortly after the call and will continue until September 9, 2004.

         Kirkland's, Inc. was founded in 1966 and is a leading specialty retailer of home decor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 290 stores in 36 states. The Company's stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture


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KIRK Reports Second Quarter Results
Page 3
August 26, 2004


frames, accent rugs, garden accessories and artificial floral products. The Company's stores also offer an extensive assortment of holiday merchandise, as well as items carried throughout the year suitable for giving as gifts. More information can be found at www.kirklands.com.

         Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home decor industry in general and in Kirkland's specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K filed on April 15, 2004. Kirkland's disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.


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KIRK Reports Second Quarter Results
Page 4
August 26, 2004


                                KIRKLAND'S, INC.
            UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                (dollars in thousands, except per share amounts)


                                                             13 WEEKS ENDED
                                                         JULY 31,       AUGUST 2,
                                                           2004           2003
                                                         --------       --------

Net sales                                                $ 84,701       $ 78,951
Cost of sales                                              63,196         55,484
                                                         --------       --------

   Gross profit                                            21,505         23,467

Operating expenses:
  Other operating expenses                                 23,473         20,232
  Depreciation and amortization                             2,253          1,767
  Non-cash stock compensation charge                           67             67
                                                         --------       --------

  Operating income (loss)                                  (4,288)         1,401

Interest expense:
  Revolving line of credit                                    127            132
  Amortization of debt issue costs                             53             52
Interest income                                               (12)            (7)
Other income                                                  (57)           (39)
                                                         --------       --------

   Income (loss) before income taxes                       (4,399)         1,263

Income tax provision (benefit)                             (1,738)           499
                                                         --------       --------

       Net income (loss)                                 $ (2,661)      $    764
                                                         ========       ========

Earnings (loss) per share:
 Basic                                                   $  (0.14)      $   0.04
                                                         ========       ========
 Diluted                                                 $  (0.14)      $   0.04
                                                         ========       ========

Shares used to calculate earnings (loss) per share:
  Basic                                                    19,208         19,017
                                                         ========       ========
  Diluted                                                  19,208         19,539
                                                         ========       ========


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KIRK Reports Second Quarter Results
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August 26, 2004



                                KIRKLAND'S, INC.
            UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                (dollars in thousands, except per share amounts)


                                                              26 WEEKS ENDED
                                                         JULY 31,        AUGUST 2,
                                                           2004            2003
                                                         ---------       ---------
Net sales                                                $ 167,312       $ 152,388
Cost of sales                                              119,856         105,370
                                                         ---------       ---------

   Gross profit                                             47,456          47,018

Operating expenses:
  Other operating expenses                                  45,820          39,997
  Depreciation and amortization                              4,331           3,500
  Non-cash stock compensation charge                           134             134
                                                         ---------       ---------

  Operating income (loss)                                   (2,829)          3,387

Interest expense:
  Revolving line of credit                                     190             224
  Amortization of debt issue costs                             105             105
Interest income                                                (38)            (11)
Other income                                                   (92)            (75)
                                                         ---------       ---------

   Income (loss) before income taxes                        (2,994)          3,144

Income tax provision (benefit)                              (1,183)          1,242
                                                         ---------       ---------

       Net income (loss)                                 $  (1,811)      $   1,902
                                                         =========       =========

Earnings (loss) per share:
 Basic                                                   $   (0.09)      $    0.10
                                                         =========       =========
 Diluted                                                 $   (0.09)      $    0.10
                                                         =========       =========

Shares used to calculate earnings (loss) per share:
  Basic                                                     19,191          18,972
                                                         =========       =========
  Diluted                                                   19,191          19,525
                                                         =========       =========


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KIRK Reports Second Quarter Results
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August 26, 2004


                                KIRKLAND'S, INC.
                 UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
                             (dollars in thousands)


                                                JULY 31, 2004    JANUARY 31, 2004
                                                -------------    ----------------
ASSETS

Current assets:
  Cash and cash equivalents                         $  5,266          $ 17,423
  Inventories, net                                    41,959            41,574
  Other current assets                                13,481             9,383
                                                    --------          --------
       Total current assets                           60,706            68,380

Property and equipment, net                           40,548            33,087
Other long-term assets                                 1,587             1,662
                                                    --------          --------

Total Assets                                        $102,841          $103,129
                                                    ========          ========


LIABILITIES AND SHAREHOLDERS' EQUITY

Revolving line of credit                            $ 11,127          $   --
Accounts payable                                      17,794            19,995
Other current liabilities                             12,491            20,572
                                                    --------          --------
     Total current liabilities                        41,412            40,567

Other long-term liabilities                            3,637             3,332
                                                    --------          --------
     Total liabilities                                45,049            43,899
                                                    --------          --------

Net shareholders' equity                              57,792            59,230
                                                    --------          --------

Total Liabilities and Shareholders' Equity          $102,841          $103,129
                                                    ========          ========



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